EXHIBIT 10.2

EXECUTION VERSION

PURCHASE AGREEMENT
(FPAS)

      This Purchase Agreement (the “Agreement”) is made this 28th day of April, 2005, by and between Liberty Pan American Sports, Inc., a Delaware corporation (“LPAS”), and Pan American Sports Enterprises Company, a Delaware corporation (“PASEC”).

RECITALS

      A. LPAS is the holder of (i) 17,500,314 limited liability company shares (the “FPAS Shares”) of Fox Pan American Sports LLC, a Delaware limited liability company (“FPAS”), representing a 10.5583% ownership interest in FPAS and (ii) a subordinated convertible promissory note dated April 28, 2003 in the original principal amount of $4,000,000 (the “FPAS Debt”) issued by FPAS to LPAS’s predecessor-in-interest, Liberty Finance LLC (“Finance”), pursuant to the terms of the Credit Agreement (as defined below).

      B. PASEC desires to purchase the FPAS Shares and FPAS Debt from LPAS, and LPAS desires to sell the FPAS Shares and the FPAS Debt to PASEC, for $5,000,000 in cash upon the terms and subject to the conditions set forth herein.

AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants herein contained, and intending to be legally bound, LPAS and PASEC hereby agree as follows:

ARTICLE 1
DEFINITIONS

      1.1. Defined Terms. Capitalized terms used in this Agreement shall have the following meanings:

      (a) “ACH Purchase Agreement” shall mean the purchase agreement dated as of the date hereof between AMI Cable Holdings, Ltd., an exempt limited company formed under the laws of The Cayman Islands (“AMICH”), and Liberty Latin Partners, Inc., a Delaware corporation (“LLP”), pursuant to which, contemporaneously with the consummation of the transactions contemplated in this Agreement, AMICH is selling and LLP is acquiring all of the issued and outstanding shares of stock of ACH Acquisition Co. Ltd., a Cayman Islands limited company.

      (b) “Acknowledgement” shall mean the acknowledgment executed by PASEC in the form of Exhibit A to this Agreement.

      (c) “Affiliate” shall mean, with respect to any Person, any Person that directly or indirectly Controls, is Controlled by, or is under common Control with such Person.

      (d) “Agreement” shall have the meaning specified in the preamble.

      (e) “Ávila Non-Competition Agreement” shall mean the Non-Competition Agreement dated January 31, 2002 among Carlos Vicente Ávila, Liberty Media Corporation, International Sports Programming, LLC, Pan American Sports Holdings Ltd., Jose Hawilla, Luis Benjamín Nofal, and Telefónica de Contenidos, S.A. (formerly known as Telefónica Media, S.A.).

      (f) “Business Day” shall mean any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado or Dallas, Texas are required or authorized to be closed.

      (g) “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      (h) “Counterpart Signature Page” shall mean the counterpart signature page to the FPAS Operating Agreement executed by PASEC in the form of Exhibit B to this Agreement.

      (i) “Credit Agreement” shall mean the subordinated convertible credit agreement dated as of April 28, 2003 among FPAS, Finance, PASEC and 19th Holdings Corporation.

      (j) “Finance” shall have the meaning specified in the recitals.

      (k) “FPAS” shall have the meaning specified in the recitals.

      (l) “FPAS Debt” shall have the meaning specified in the recitals.

      (m) “FPAS Operating Agreement” shall mean the Limited Liability Company Operating Agreement of Fox Pan American Sports LLC dated February 5, 2002 among FPAS, FSI SPV, Finance and PASEC, as amended by the first amendment thereto dated April 28, 2003 and the second amendment thereto dated January 1, 2004.

      (n) “FPAS Shares” shall have the meaning specified in the recitals.

      (o) “FSI SPV” shall mean FSI SPV, Inc., a Delaware corporation.

      (p) “Interest” shall mean each of the FPAS Shares and the FPAS Debt.

      (q) “Lien” shall mean any lien, pledge, encumbrance, security interest, mortgage, charge, agreement or claim of any kind whatsoever.

      (r) “LPAS” shall have the meaning specified in the preamble.

      (s) “Nofal Non-Competition Agreement” shall mean the Non-Competition Agreement dated February 5, 2002 among Luis Benjamín Nofal, Liberty Media Corporation, International Sports Programming, LLC, PASEC and FPAS.

      (t) “Other Agreements” shall mean the Acknowledgment, the Counterpart Signature Page and the Release.

      (u) “Party” shall mean each of the parties to this Agreement.

      (v) “PASEC” shall have the meaning specified in the preamble.

      (w) “PASEC Assumed Obligations” shall mean the obligations assumed by PASEC as described in Section 2.1(b).

      (x) “Permitted Lien” shall mean any Lien encumbering an Interest for taxes not yet due or which are being contested in good faith.

      (y) “Person” shall mean a human being or a corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated organization, association or other entity.

      (z) “Related Documents” shall mean the Subordination Agreement and all other documents entered into by Finance in connection with the FPAS Debt and the Credit Agreement.

      (aa) “Release” shall mean the release of LPAS and Finance from any further liability under the FPAS Operating Agreement in the form of Exhibit C to this Agreement.

      (bb) “Subordination Agreement” shall mean the Subordination and Intercreditor Agreement dated April 28, 2003 among Finance, PASEC, 19th Holdings Corporation, International Sports Programming LLC, FPAS and FSLA Holdings, Inc.

      (cc) “TyC” shall mean Torneos y Competencias, S.A., a sociedad anónima organized under the laws of Argentina.

ARTICLE 2
PURCHASE AND SALE OF THE INTERESTS

      2.1. Transfer of LPAS’s Interests. Subject to the consummation of the transactions contemplated in the ACH Purchase Agreement, (a) LPAS hereby transfers and conveys to PASEC the FPAS Shares and the FPAS Debt, free and clear of all Liens (other than Permitted Liens or Liens created pursuant to this Agreement, the FPAS Operating Agreement, the Credit Agreement or the Related Documents), and (b) PASEC hereby assumes and agrees to perform and discharge when due all obligations of LPAS, Finance and their respective Affiliates under the FPAS Operating Agreement, the Credit Agreement and the Related Documents (the “PASEC Assumed Obligations”) other than any obligation arising out of a breach by LPAS, Finance or any of their respective Affiliates of the terms of the FPAS Operating Agreement, the Credit Agreement or the Related Documents applicable to such entity prior to the date of this Agreement.

      2.2. Purchase Price. As consideration for the Interests, simultaneously with the execution of this Agreement, PASEC is paying to LPAS US $5,000,000 in cash (the “Purchase Price”).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF LPAS

      LPAS represents and warrants to PASEC as follows:

      3.1. Organization and Authority. LPAS is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. LPAS has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

      3.2. Actions and Enforceability. All actions on the part of LPAS necessary under its organizational documents for the authorization of this Agreement and for the performance of all obligations of LPAS hereunder have been taken. This Agreement has been duly executed and delivered by LPAS and constitutes a legal, valid and binding obligation of LPAS enforceable against LPAS in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

      3.3. Ownership of FPAS Shares and FPAS Debt. LPAS is the legal, record and beneficial owner of the FPAS Shares and the FPAS Debt; provided, that, for purposes of Argentine law only, LPAS will be the legal, record and beneficial owner of the FPAS Shares and the FPAS Debt only upon (i) consummation of the transactions contemplated in this Agreement and the ACH Purchase Agreement, and (ii) compliance with Resolution 134, issued by the Secretariat of Technical Coordination on September 29, 2004 (the “Resolution”), including the filing of all relevant documents as required by the Resolution. Upon payment of the Purchase Price, and subject to the consummation of the transactions contemplated in the ACH Purchase Agreement, PASEC shall acquire lawful and valid title to the FPAS Shares and the FPAS Debt, free and clear of any and all Liens other than Permitted Liens or Liens created pursuant to this Agreement, the FPAS Operating Agreement, the Credit Agreement or the Related Documents. Other than the FPAS Shares and the FPAS Debt, LPAS is not, directly or indirectly, the legal, record or beneficial owner of any securities or other ownership interests in FPAS and has no rights to acquire any securities or other ownership interests in FPAS other than any such rights under the FPAS Operating Agreement to which PASEC will succeed.

      3.4. Actions. There is no action, suit, investigation or proceeding, governmental or otherwise, pending, or to the knowledge of LPAS threatened, against LPAS specifically relating to the transactions under this Agreement, nor, to the knowledge of LPAS, is there any basis for such actions, suits investigations or proceedings. LPAS has no basis for any action or suit against FPAS, the Board of Directors of FPAS and/or the other owners of FPAS arising out of or relating to the investment by LPAS in FPAS.

      3.5. No Other Representations or Warranties. EXCEPT AS SET FORTH IN THE PRECEDING PROVISIONS OF THIS ARTICLE 3, LPAS IS NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES REGARDING THE FPAS SHARES, THE FPAS DEBT OR FPAS, AND THE FPAS SHARES AND THE FPAS DEBT ARE BEING ACQUIRED BY PASEC “AS IS,” “WHERE IS,” WITH AND SUBJECT TO ALL FAULTS AND DEFECTS THEREIN AND WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND, EITHER EXPRESS OR IMPLIED, ARISING OUT OF LAW OR OTHERWISE, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PASEC

      PASEC represents and warrants to LPAS as follows:

      4.1. Organization and Authority. PASEC is a corporation duly organized, validly existing and in good standing under the laws of Delaware. PASEC has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

      4.2. Actions and Enforceability. All actions on the part of PASEC necessary under its organizational documents for the authorization of this Agreement and for the performance of all obligations of PASEC hereunder have been taken. This Agreement has been duly executed and delivered by PASEC and constitutes a legal, valid and binding obligation of PASEC enforceable against PASEC in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

      4.3. Actions. There is no action, suit, investigation or proceeding, governmental or otherwise, pending, or to the knowledge of PASEC threatened, against PASEC specifically relating to the transactions under this Agreement, nor, to the knowledge of PASEC, is there any basis for such actions, suits investigations or proceedings.

      4.4. Related Party. PASEC is a Related Party (as defined in the FPAS Operating Agreement) of HMTF (as defined in the FPAS Operating Agreement).

      4.5. Unregistered Interests. PASEC (a) acknowledges that neither the FPAS Shares nor the FPAS Debt have been registered under the United States Securities Act of 1933, as amended, or under similar provisions of state law or the laws of any applicable foreign jurisdiction, (b) represents and warrants that PASEC is acquiring such Interests for PASEC’s own account, for investment, and without a view to the distribution of such Interests, and (c) agrees not to sell, transfer or otherwise dispose of, or to attempt to sell, transfer or otherwise dispose of, all or any part of such Interests without registration under the Securities Act of 1933, as amended, and any applicable state securities laws or similar laws of any applicable foreign jurisdiction, unless such sale, transfer or other disposition is exempt from such registration requirements.

ARTICLE 5
OTHER COVENANTS AND AGREEMENTS

      5.1. Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the Parties shall use its commercially reasonable efforts to do, or cause to be done, all actions and things necessary, proper, or advisable under applicable law and regulations to make effective the transactions under this Agreement. If at any time after the consummation of the transactions contemplated by this Agreement, any further action is necessary to comply with this Agreement, the Parties or their duly authorized representatives shall take such action.

      5.2. Argentina Antitrust Proceedings. Each Party acknowledges that the proceedings identified on Schedule 5.2 of this Agreement remain open before the Argentina antitrust authorities and agree that the existence of such proceedings does not conflict with any representation or warranty made by any Party under this Agreement.

ARTICLE 6
DELIVERABLES UPON EXECUTION

      6.1. Time and Place. Signature pages to this Agreement are being delivered by the Parties at the offices of Sherman & Howard L.L.C., 633 Seventeenth Street, Denver, Colorado, upon prior or simultaneous completion of the actions required by Section 6.2.

      6.2. Actions Occurring at or Prior to Signing.

      (a) LPAS has delivered to PASEC certificates evidencing the FPAS Shares with appropriate unit powers, the promissory note evidencing the FPAS Debt with appropriate endorsements, and/or such other instruments or documents as may be necessary or appropriate to properly transfer to PASEC title to the FPAS Shares and the FPAS Debt, free and clear of all Liens (other than Permitted Liens or Liens created pursuant to this Agreement, the FPAS Operating Agreement, the Credit Agreement or the Related Documents);

      (b) PASEC has delivered the Purchase Price to LPAS by wire transfer of immediately available funds, in accordance with instructions provided by LPAS to PASEC;

      (c) PASEC has executed and delivered the Acknowledgment required under the Subordination Agreement;

      (d) PASEC has executed and delivered the Counterpart Signature Page;

      (e) Each of FSI SPV, PASEC, LPAS, Finance and FPAS has executed and delivered the Release;

      (f) A termination agreement terminating each of the Nofal Non-Competition Agreement and the Ávila Non-Competition Agreement has been executed and delivered; and

      (g) Each of Liberty Media Corporation, Liberty Media International, Inc., PSE Holdings, LLC and International Sports Programming LLC has executed a letter as of the date of this Agreement ratifying the commitment to the Argentina antitrust authorities to refrain from entering into any contractual arrangements for TyC to act as the agent of FPAS in the sale of sports programming content of the “Fox Sports” channel for pay-TV systems in Argentina.

      6.3. Post-Signing Filing. Within two days following the date of this Agreement, the Parties shall cause to be filed with the appropriate Argentina antitrust authorities executed copies of the following:

      (a) this Agreement, together with its schedules and exhibits;

      (b) the Acknowledgement;

      (c) the Counterpart Signature Page;

      (d) the Release;

      (e) the termination agreement described in Section 6.2(f); and

      (f) the ratification letter described in Section 6.2(g).

ARTICLE 7
INDEMNIFICATION

      7.1. Indemnification by LPAS. LPAS hereby indemnifies and agrees to defend and hold harmless PASEC, its Affiliates, and each of their respective directors, officers, employees and agents (each, a “PASEC Indemnified Party”), from and against any and all claims, liabilities, losses, costs and expenses, including reasonable attorneys’ fees and expenses, known or unknown, contingent or otherwise, arising at any time out of or relating to any material misrepresentation or material breach of any warranty, covenant or agreement made by LPAS under this Agreement (collectively, “PASEC Losses”).

      7.2. Indemnification by PASEC. PASEC hereby indemnifies and agrees to defend and hold harmless LPAS, its Affiliates and each of their respective directors, officers, employees and agents (each, an “LPAS Indemnified Party”), from and against any and all claims, liabilities, losses, costs and expenses, including reasonable attorneys’ fees and expenses, known or unknown, contingent or otherwise, arising at any time (including any time prior to the date of this Agreement) out of or relating to (a) any material misrepresentation or any material breach of any warranty, covenant or agreement made by PASEC or any of its Affiliates under this Agreement or the Other Agreements, (b) any claim by any third party made against LPAS or against Finance solely in its capacity as, or as a result of its having been, an owner or former owner of FPAS or the holder or former holder of the FPAS Debt or (c) the PASEC Assumed Obligations (collectively, “LPAS Losses” and, together with PASEC Losses, “Losses”).

      7.3. Notice; Cooperation. Notwithstanding anything in this Agreement to the contrary, the liability of a Party (the “Indemnifying Party”) that is required to indemnify an LPAS Indemnified Party or a PASEC Indemnified Party entitled to indemnification under this

Agreement (the “Indemnified Party”) against any Losses shall be limited to claims (“Claims”) with respect to which the Indemnified Party shall have given written notice thereof to the Indemnifying Party, whether or not any Losses have then actually been sustained (“Claims Notice”). The Claims Notice shall state the basis of the Claim and provide a statement or an estimate of the Losses incurred by the Indemnified Party; provided, however, that no statement of Losses or estimate of Losses provided in such Claims Notice shall be conclusive and final. A Claims Notice for a Claim described in this Section may be given at any time. Each Party agrees that, upon receiving notice of any Claim which reasonably may be expected to give rise to a claim for indemnification under this Agreement, such Party promptly will provide a Claims Notice to each other Party of such Claim. Each Party further agrees to make available to each other Party such information as is, or as comes within, the possession of such Party that reasonably may be expected to assist in the defense of such Claim and to cooperate with each other Party in defending against such Claim.

      7.4. Procedure for Administering Third-Party Claims.

       (a) In the event that a Claim involves a claim by a third party against the Indemnified Party (a “Third-Party Claim”), the Indemnifying Party shall notify the Indemnified Party in writing within 15 days after receipt of the Claims Notice whether it agrees to undertake the defense thereof. In the event the Indemnified Party fails to timely provide a Claims Notice pursuant to the terms of Section 7.3 hereof and such failure materially increases the Indemnifying Party’s obligations or liabilities with respect to the underlying Claim, then the Indemnified Party shall be conclusively deemed to have waived its defense and indemnification rights with respect to such Claim to the extent, and only to the extent, that such failure increased such obligations or liabilities.

       (b) The following procedures shall apply to a Claim for defense and indemnity by the Indemnified Party which is based upon a Third-Party Claim:

              (i) Promptly after receipt by the Indemnifying Party of the Claims Notice, the Indemnifying Party shall: (A) acknowledge the Third-Party Claim for which a defense and indemnity is sought by the Indemnified Party as a valid Claim and shall forthwith defend or fully discharge such Third-Party Claim; (B) notify the Indemnified Party of the Indemnifying Party’s election to defend the Indemnified Party against such Third-Party Claim under a partial or complete reservation of rights, which notice shall include a reasonably detailed statement of the reasons for such reservation; or (C) notify the Indemnified Party of its rejection of the Indemnified Party’s Claim for defense and indemnity against such Third-Party Claim. A failure by the Indemnifying Party to respond within a reasonable time period following the Claims Notice shall be deemed acknowledgment by the Indemnifying Party of the right of the Indemnified Party to be defended and indemnified without any reservation of rights and will give rise to an immediate right in the Indemnified Party to payment of the Claim in full by the Indemnifying Party.

              (ii) If the Indemnifying Party elects to assume the defense of a Third-Party Claim pursuant to Section 7.4(b)(i)(A) or (B) above:

                     (A) except as otherwise provided in this Section 7.4(b)(ii)(A) or in Section 7.4(b)(ii)(B) below, counsel for the defense of the Indemnified Party assumed by the Indemnifying Party shall be selected by the Indemnifying Party with the approval of the Indemnified Party, which approval shall not be unreasonably withheld; provided, however, that, if the Indemnifying Party has elected to defend under a reservation of rights, the Indemnified Party may select counsel for the defense. The control of the defense of the Indemnified Party shall be with the Indemnifying Party, and the Indemnified Party shall cooperate with the Indemnifying Party in the conduct of its defense; provided, however, that if the Indemnifying Party has elected to defend under a reservation of rights, the Indemnified Party may control the defense, and the Indemnifying Party shall cooperate with the Indemnified Party in the conduct of the latter’s defense. All attorneys’ fees and legal costs reasonably incurred in the defense of the Indemnified Party by the Indemnifying Party shall be borne, and promptly paid, by the Indemnifying Party. If it is necessary for some action to be taken or defense to be asserted in respect of the Third-Party Claim prior to confirmation by the Indemnifying Party that it will assume such defense, the Indemnified Party shall assume such defense with counsel selected by the Indemnified Party for the limited purpose of contesting such Third-Party Claim until the Indemnifying Party assumes such defense, and the Indemnifying Party shall promptly pay all Litigation Costs (defined below) reasonably incurred by the Indemnified Party in conducting its defense against the Third-Party Claim. A failure by the Indemnifying Party to timely assume and conduct the defense of the Indemnified Party against the Third-Party Claim shall be treated for all purposes as a waiver by the Indemnifying Party of the right to deny the Indemnifying Party’s claim for defense and indemnity against such Third-Party Claim;

                     (B) notwithstanding the provisions of Section 7.4(b)(ii)(A):

                            (I) the Indemnified Party may retain separate co-counsel at its sole cost and expense, except that the Indemnifying Party will be responsible for the fees and expenses of the co-separate counsel (not to exceed the fees and expenses of one separate United States firm of attorneys plus one separate Argentinean firm of attorneys for all Indemnified Parties) (a) to the extent the Indemnified Party reasonably concludes based upon advice of counsel that a conflict of interest other than a conflict of interest caused solely by the right of indemnification contained in this Agreement exists between the Indemnified Party and Indemnifying Party or (b) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party has been advised by counsel that there may be one or more legal defenses that are available to the Indemnified Party that are not available to the Indemnifying Party or that are available to the Indemnifying Party but the assertion of which would be adverse to the interest of the Indemnified Party; and

                            (II) if the character of a Third-Party Claim is such that it is covered by insurance policies maintained or previously maintained by or for the benefit of the Indemnified Party and the insurer under such policies is entitled to select counsel to defend the Indemnified Party against such Third-Party Claim, then counsel selected by such insurer shall assume and conduct the defense of the Indemnified Party against such Third-Party Claim. In the event that such an insurance carrier assumes and conducts the defense of the Indemnified Party against the Third-Party Claim, any Litigation Costs required to be borne by the Indemnified Party under the applicable policy shall in turn be borne by the Parties as if such Litigation Costs were the result of a defense assumed and conducted by the Indemnifying Party absent the insurance coverage; and

                     (C) the Indemnifying Party may settle or compromise any Third-Party Claim defended by it without the consent of the Indemnified Party, but only if such settlement or compromise involves only the payment of monetary consideration by the Indemnifying Party or consideration or agreements given by the Indemnifying Party of a non-monetary nature which have no adverse effect on the Indemnified Party and does not involve any admission of liability, or stipulations of fact which, in the reasonable belief of the Indemnified Party might have an adverse effect on the Indemnified Party or which might materially prejudice it in subsequent or other litigation. In the event of a settlement or compromise pursuant to this Section 7.4(b)(ii)(C), the Indemnifying Party shall pay and otherwise satisfy in full such settlement or compromise and shall pay all Litigation Costs that the Indemnified Party incurs with respect thereto. If a final judgment is rendered against the Indemnified Party in respect of a Third-Party Claim, then the Indemnifying Party shall promptly satisfy such judgment in full and shall pay the Litigation Costs that are assessed against the Indemnified Party by the court.

              (iii) If the Indemnifying Party fails, or refuses pursuant to Section 7.4(b)(i)(C) above, to timely assume and conduct the defense of a Third-Party Claim, the Indemnified Party shall have the right to assume and conduct the defense of such Third-Party Claim with counsel selected by it; in which event (A) the Indemnified Party shall have the right to control the defense or settlement of such Third-Party Claim in a manner deemed advisable by the Indemnified Party in its sole discretion, without the consent of the Indemnifying Party, and (B) all of the Indemnified Party’s decisions with respect thereto shall be deemed to be reasonable and binding against the Indemnifying Party for all purposes under this Agreement. In the event the Indemnified Party assumes and conducts the defense of a Third-Party Claim pursuant to this Section 7.4(b)(iii), all Litigation Costs paid or incurred by the Indemnified Party in connection with defending such Third-Party Claim shall be paid exclusively by the Indemnifying Party directly as and when payment of such Litigation Costs is due, and all costs and expenses of a settlement or compromise of such Third-Party Claim or upon rendition of a final judgment with respect thereto shall be paid exclusively by the Indemnifying Party, and

              (iv) As used herein, the term “Litigation Costs” shall mean all reasonable actual legal costs and attorneys’ fees paid or incurred by the Indemnified Party in defending against a Third-Party Claim, including, without limitation, all reasonable actual attorneys’ fees and legal costs payable to counsel for the defense of the Third-Party Claims, as well as all reasonable legal costs and attorneys’ fees which are assessed by the court against the Indemnified Party or which the court determines that the Indemnified Party is contractually required to pay the other party and all reasonable legal costs and attorneys’ fees paid or incurred by the Indemnified Party in enforcing its right to indemnification under this Article 7, including, without limitation, fees and costs for discovery, trial preparation, trial and appeal, fees and costs of expert witnesses, travel expense of witnesses, premiums for bonds required to obtain injunctive relief and specific performance, premiums for appeal and supersedeas bonds, other costs of appeal and other costs of court. The defense against, or the contesting of, the Third-Party Claim may include, without limitation, the bringing and prosecution of (A) suits for declaratory judgment regarding the disputed matters, (B) suits for injunctive relief, (C) counterclaims, cross-claims and third-party claims, (D) interpleader or impleader actions, or (E)

any other form of claim, action or defense which is advisable and proper to defend against or contest such Third-Party Claim or should or must be asserted in connection therewith.

      7.5. Non-Exclusive Remedy; Inconsistencies. The defense and indemnification rights and remedies granted under this Agreement to the Indemnified Party shall be deemed to be cumulative with, and not exclusive of, any and all other rights and remedies for any breach of any representation, warranty, covenant or agreement in this Agreement or any other agreement contemplated by this Agreement by any Indemnifying Party which are available to an Indemnified Party and to which it would otherwise be entitled for such breach under any applicable law, statute, rule, regulation or ordinance.

ARTICLE 8
AGREED FAIR MARKET VALUE

      LPAS and PASEC agree that, for purposes of this Agreement, the aggregate fair market value of the FPAS Shares and the FPAS Debt is US $5,000,000, with such aggregate fair market value being allocated as follows: (i) an amount equal to the $4,000,000 principal amount of the FPAS Note plus accrued interest thereon as of the date of this Agreement to the FPAS Debt; and (ii) the residual amount to the FPAS Shares.

ARTICLE 9
EXPENSES

      Except as otherwise expressly provided in this Agreement, each Party agrees to bear all expenses of any character incurred by such Party, including all attorneys’ fees and expenses, in connection with this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, LPAS and PASEC each will bear one-half of any fee paid to any governmental entity and any translation costs in connection with obtaining any approval of such governmental entity required to make effective the transactions under this Agreement.

ARTICLE 10
MISCELLANEOUS

      10.1. Amendments. This Agreement may be amended, supplemented, and terminated only by a written instrument duly executed by each Party.

      10.2. Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

      10.3. Gender; Number; Terms. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context. The word “include” and derivatives of that word are used in this agreement in an illustrative sense rather than a limiting sense. The word “or” is not exclusive.

      10.4. Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

      10.5. Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) on the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) on the day after such notice is sent by a nationally recognized overnight express courier, or (iv) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient’s facsimile machine) of receipt by the recipient of such notice:

      To LPAS:

Liberty Pan American Sports, Inc.
12300 Liberty Boulevard
Englewood, CO 80112
Attn: Elizabeth M. Markowski, Esq.
Facsimile: 720-875-5858

With a copy to:

Sherman & Howard L.L.C.
633 17th Street, Suite 3000
Denver, CO 80202
Attn: Peggy Knight, Esq.
Facsimile: 303-298-0940

      To PASEC:

Pan American Sports Enterprises Company
c/o Hicks, Muse, Tate & Furst Incorporated
200 Crescent Court
Suite 1600
Dallas, TX 75201
Attn: Eric C. Neuman
Facsimile: 214-740-7221

With a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019
Attn: L. Kevin O’Mara, Jr., Esq.
Facsimile: 212-878-8375

Notice of any change in any such address and/or facsimile number shall also be given in the manner set forth above; provided, however, that any such notice shall become effective only upon actual receipt by the Party to whom such notice is directed. Whenever the giving of notice is required, the giving of such notice may be waived by the Party entitled to receive such notice.

      10.6. Waiver. The failure of any Party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

      10.7. Assignment. No Party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Party.

      10.8. Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the Parties.

      10.9. Governing Law.

      (a) This Agreement shall be construed and enforced in accordance with the law of the State of New York, without regard to its conflicts of laws rules.

      (b) Each of the Parties agrees that any action or proceeding commenced to enforce any right under this Agreement, or that is in any way related to this Agreement, shall be commenced only in the courts of the State of New York located in New York County, or of the U.S. District Court for the Southern District of New York (collectively, the “New York Courts”). Each of the Parties irrevocably submits to the jurisdiction of those courts and waives, to the fullest extent permitted by law, the right to commence any such action in any other court or venue and any objection which it may now or hereafter have to laying of the venue of any such suit, action or proceeding brought in any such courts and any claim that any such suit, action or proceeding brought in such courts has been brought in an inconvenient forum, and further agrees that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such Party.

      10.10. Cooperation; Further Assurances. Each Party shall cooperate and deliver such instruments and take such actions, without any additional material cost to such Party, as may be reasonably requested by the other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

      10.11. Publicity. No Party will issue any press release or public statement with respect to the transactions contemplated by this Agreement, without the prior written consent of the other Party (such consent not to be unreasonably conditioned, withheld or delayed), except as may be required by applicable law, court process or by obligations pursuant to any agreement with, or rules of, any securities exchange or quotation system on which securities of the disclosing Party are listed or quoted. In the event that any Party shall be required to cause such a public announcement to be made pursuant to any applicable law, court process or by obligations pursuant to any agreement with, or rules of, any securities exchange or quotation system on which securities of the disclosing Party are listed or quoted, such Party shall use reasonable efforts to provide the other Party prompt notice prior to such announcement.

      10.12. Survival. The representations and warranties contained in this Agreement shall survive the effectiveness of the transactions under this Agreement. The covenants and agreements of the Parties contained in this Agreement to be performed in whole or in part after the effectiveness of the transactions under this Agreement shall survive such effectiveness and shall continue in full force and effect in accordance with their terms.

      10.13. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other Persons, except as provided in Article 7 with respect to Indemnified Parties.

      10.14. Counterparts. This Agreement may be executed in any number of counterparts and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any Party will not become effective until counterparts hereof have been executed by all the Parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      10.15. Knowledge. Whenever there is a reference to this Agreement to a Party having knowledge of an event or condition, such Party shall be deemed to have knowledge of such event or condition only if any officer or senior management official of such Party has actual knowledge of the facts and circumstances of such event or condition, without any duty of inquiry.

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      IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

LIBERTY PAN AMERICAN SPORTS, INC.
By:	/s/ David J. Leonard
David J. Leonard
Senior Vice President

PAN AMERICAN SPORTS ENTERPRISES COMPANY
By:	/s/ Eric C. Neuman
Name:	Eric C. Neuman
Title:	Vice President

List of Schedules and Exhibits
to Purchase Agreement

Schedules

Schedule 5.2	Argentina Antitrust Proceedings

Exhibits

Exhibit A	Form of Acknowledgment

Exhibit B	Form of Counterpart Signature Page

Exhibit C	Form of Release

Schedule 5.2

Argentina Antitrust Proceedings

1. “HICKS, MUSE, TATE & FURST, LIBERTY MEDIA INTERNATIONAL Y FOX SPORTS LATIN AMERICA LIMITED S/ INFRACCIÓN LEY 25.156”, File No. S01:0156639/2002 (folder No. 767) of the Register of the Ministry of Economy and Production

2. “HMTF, LIBERTY Y FOX (SEÑAL “FOX SPORTS”) S/ INFRACCION LEY N° 25.156”, File No. S01:0163979/2002 (Folder No. 779) of the Register of the Ministry of Economy and Production

EXHIBIT A

FORM OF ACKNOWLEDGMENT

ACKNOWLEDGMENT

      As of the date hereof, the undersigned is acquiring from Liberty Pan American Sports, Inc. (“LPAS”), as successor-in-interest to Liberty Finance LLC, a Delaware limited liability company (“Finance”), all of LPAS’s right, title and interest in and to a promissory note dated April 28, 2003 in the original principal amount of $4,000,000 (the “FPAS Debt”) issued by Fox Pan American Sports LLC pursuant to the terms of the subordinated convertible credit agreement dated as of April 28, 2003 among FPAS, Finance, Pan American Sports Enterprises Company (“PASEC”) and 19th Holdings Corporation (“19th Holdings”).

      With respect to the FPAS Debt, the undersigned hereby acknowledges and agrees to the terms and provisions of that certain Subordination and Intercreditor Agreement dated as of April 28, 2003 among Finance, PASEC, 19th Holdings, FPAS, FSLA Holdings, Inc. and International Sports Programming LLC, as Senior Lender.

      Delivery of an executed counterpart of this Acknowledgment by telefacsimile shall constitute delivery of a manually executed counterpart of this Acknowledgment.

Dated: April ___, 2005.

PAN AMERICAN SPORTS ENTERPRISES COMPANY

By:

Name:

Title:

Address:
c/o Hicks Muse Tate & Furst Incorporated 200 Crescent Court, Suite 1600 Dallas, TX 75201

EXHIBIT B

FORM OF COUNTERPART SIGNATURE PAGE

Counterpart Signature Page to
Limited Liability Company Operating Agreement
of Fox Pan American Sports LLC dated February 5, 2002,
as amended by the First Amendment thereto dated April 28, 2003 and the Second Amendment thereto dated January 1, 2004
(as so amended, the “Operating Agreement”)

      As Transferee of the Shares formerly held by Liberty Pan American Sports, Inc., the undersigned executes this counterpart signature page to the Operating Agreement as of April ___, 2005.

PAN AMERICAN SPORTS ENTERPRISES COMPANY
By:
Name:
Title:

EXHIBIT C

FORM OF RELEASE

RELEASE

      This Release is made this ___day of April, 2005 by and among Liberty Pan American Sports, Inc., a Delaware corporation (“LPAS”), Liberty Finance LLC, a Delaware limited liability company (“Finance”), FSI SPV, Inc., a Delaware corporation, Pan American Sports Enterprises Company, a Delaware corporation (“PASEC”), and Fox Pan American Sports LLC, a Delaware limited liability company (“FPAS”).

RECITALS

      A. The parties to this Release are all the present and former parties to the Limited Liability Company Operating Agreement of Fox Pan American Sports LLC dated February 5, 2002, as amended by the First Amendment thereto dated April 28, 2003 and the Second Amendment thereto dated January 1, 2004 (the “FPAS Operating Agreement”).

      B. LPAS, which acquired 17,500,314 limited liability shares of FPAS (the “FPAS Shares”) from Finance, intends to sell the FPAS Shares to Pan American Sports Enterprises Company, a Delaware corporation (“PASEC”).

      C. Absent this Release, pursuant to Section 7.1 of the FPAS Operating Agreement, after the sale of the FPAS Shares to PASEC, Finance and LPAS would continue to be bound by the provisions of the FPAS Operating Agreement and to be jointly and severally responsible with PASEC for all of the obligations of Finance and LPAS under the FPAS Operating Agreement.

      D. The parties to this Release desire to release Finance and LPAS from their obligations under the FPAS Operating Agreement as set forth in this Release.

AGREEMENT

      1. Effective upon the sale of the FPAS Shares by LPAS to PASEC, regarding of whether such sale is or remains a Permitted Transfer (as defined in the FPAS Operating Agreement), each of the parties to this Release hereby fully, completely, permanently and unconditionally:

      (a) Releases and forever discharges LPAS and Finance from any further obligations under the FPAS Operating Agreement, provided that, neither LPAS nor Finance shall be released from any obligation or liability arising out of its breach of the terms of the FPAS Operating Agreement prior to the date hereof; and

      (b) Agrees that, except as otherwise provided in Section 1(a) above, LPAS and Finance shall no longer be bound by the FPAS Operating Agreement.

      2. This Release binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties to this Release. This Release may be amended, supplemented or terminated only by a written instrument duly executed by each party to this Release.

      3. This Release shall be construed in accordance with and governed by the internal laws of the State of Delaware without reference to its rules as to conflicts of law.

      4. Each party to this Release shall cooperate and deliver such instruments and take such actions as may be reasonably requested by LPAS or Finance in order to carry out the provisions and purposes of this Release.

      5. This Release may be executed in any number of counterparts and any party to this Release may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. It shall not be necessary in making proof of this Release or any counterpart hereof to produce or account for any of the other counterparts.

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      IN WITNESS WHEREOF, the parties have executed this Release on the date first above written.

LIBERTY PAN AMERICAN SPORTS, INC.
By:
David J. Leonard
Senior Vice President

LIBERTY FINANCE LLC
By:
Charles Y. Tanabe
Senior Vice President

FSI SPV, INC.
By:
Name:
Title:

PAN AMERICAN SPORTS ENTERPRISES COMPANY
By:
Name:
Title:

FOX PAN AMERICAN SPORTS LLC
By:
Name:
Title: